Exhibit 3.1(i)


                                       1.
                           ONTARIO CORPORATION NUMBER
                         NUMERO DE LA SOCIETE EN ONTARIO

     FOR MINISTRY USE ONLY
A L'USAGE EXCLUSIF DU MINISTERE

--------------------------------------------------------------------------------
                            ARTICLES OF AMALGAMATION
                               STATUTS DE FUSION

Form 4 Business Corporations Act

Formule 4 Loi sur les societes par actions

1. The name of the amalgamated corporation is:
   Denomination sociale de la societe issue de la fusion:

   GENTERRA INC.

2. The address of the registered office is:
   Adresse du siege social:

   106 Avenue Road
   -----------------------------------------------------------------------------
     (Street & Number, or R.R. Number & If Multi-Office Building give Room No.)
        (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau

                                                                     -----------
   Toronto, Ontario                                                  M 5 R 2 H 3
   -----------------------------------------------------------------------------
              (Name of Municipality or Post Office)                (Postal Code)
          (Nom de la municipalite ou du bureau de poste)           (Code postal)


3. Number (or minimum and maximum number) of directors is:
   Nombre (ou nombres minimal et maximal) d'administrateurs:

   Minimum of three (3) and maximum of 15

4. The director(s) is/are:              Administrateur(s):             Resident
                                                                       Canadian
   First name, initials and surname     Residence address, giving      State
   Prenom, initiales et nom de famille  Street & No. or R.R. No.,      Yes or No
                                        municipality and postal        Resident
                                        code                           canadien
                                        Adresse personnelle,           Oui/Non
                                        y compris la rue et le
                                        numero, le numero de la
                                        R.R., le nom de la
                                        municipalite et le code postal
   -----------------------------------------------------------------------------
MARK LITWIN                20 Ornsby Cres., Toronto, Ontario,      M2P 2V3  Yes
MORTON LITWIN              113 McMorran Cresc., Thornhill, Ontario K4H 2T4  Yes
IRWIN SINGER               1 Green Valley Rd., North York, Ontario M3P 1A4  Yes
Stan Abramowitz            11 Bronte Rd., Thornhill, Ontario       L3T 7H6  Yes
ALAN KORNBLUM              6 Tillingham Keep, Downsview, Ontario   M3H 6A2  Yes


5. (A)   The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below. [X]

(A) Les actionnaires de chaque societe qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176 (4) de la Loi sur les societes par actions a la date mentionnee ci-dessous.

(SOLID BLACK UP ARROW)
-----------------------
Check          Cocher
A or B         A ou B
-----------------------
(SOLID BLACK DOWN ARROW)

(B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. [ ]

The articles of amalgamation in substance contain the provisions of the articles of incorporation of


(B) Les administrateurs de chaque societe qui fusionne ont approuve la fusion par voie de resolution conformement a l'article 177 de la Loi sur les societes par actions a la date mentionnee ci-dessous.

Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

      March 27, 2003
-------------------------------------------------------------------------------
      and are more particularly set out in these articles.

      et sont enonces textuellement aux presents statuts.


NAMES OF AMALGAMATING CORPORATIONS        ONTARIO CORPORATION NUMBER       DATE OF ADOPTION/APPROVAL
DENOMINATION SOCIALE DES                  NUMERO DE LA SOCIETE EN          DATE D'ADOPTION OU D'APPROBATION
SOCIETES QUI FUSIONNENT                   ONTARIO
-----------------------------------------------------------------------------------------------------------
Genterra Investment Corporation           1352937                          April 30, 1999

Mirtronics Inc.                           798284                           October 4, 1988

                                                                              3.
6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

    Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la societe.

    None.




7. The classes and any maximum number of shares that the corporation is authorized to issue:

    Categories et nombre maximal, s'il y a lieu, d'actions que la societe est autorisee a emetre:

(a) an unlimited number of Class A subordinate voting participating shares without par value (the "Class A Shares");

(b) an unlimited number of Class B multiple voting participating shares without par value (the "Class B Shares");

(c) an unlimited number of preference shares without par value (the "Class C Preferred Shares");

(d) an unlimited number of preferred shares without par value issuable in series (the "Class D Preferred Shares");

(e) an unlimited number of preferred shares without par value (the "Class E Preferred Shares);

(f) an unlimited number of preferred shares without par value issuable in series (the "Class F Preferred Shares);

(g) an unlimited number of preference shares without par value (the "Series 1 Preference Shares"); and

(h) an unlimited number of special shares without par value (the "Special Shares").

                                                                              4.
8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:

    Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

(a) The rights, privileges, restrictions and conditions attaching to the Class A Shares and the Class B Shares are set out in Exhibit "1" annexed hereto.

(b) The rights, privileges, restrictions and conditions attaching to the Class C Preferred Shares (the "Class C Preferred Shares") are set out in Exhibit "2" annexed hereto.

(c) The rights, privileges, restrictions and conditions attaching to the Class D Preferred Shares and to the first and second series thereof (the "Class D
Preferred Shares, Series 1", and the "Class D Preferred Shares, Series 2") are set out in Exhibit "3" annexed hereto.

(d) The rights, privileges, restrictions and conditions attaching to the Class E Preferred Shares are set out in Exhibit "4" annexed hereto.

(e) The rights, privileges, restrictions and conditions attaching to the Class F Preferred Shares, and to the first series thereof (the "Class F Preferred Shares, Series 1") are set out in Exhibit "5" annexed hereto.

(f) The rights, privileges, restrictions and conditions attaching to the Series 1 Preference Shares are set out in Exhibit "6" annexed hereto.

(g) The rights, privileges, restrictions and conditions attaching to the Special Shares are set out in Exhibit "7" annexed hereto.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L'emission, le transfert ou propriete d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:

The issue, transfer or ownership of shares is not restricted.

10. Other provisions, if any are:

Autres dispostions, s'il y a lieu:

Nil

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les societes par actions constituent l'annexe "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) contitue(nt) l'annexe "B".

These articles are signed in duplicate.

Les presents status sont signes en double exempaire.


Names of the amalgamating corporations and   Denomination sociale des societes
signatures and descriptions of office        qui fusionnent, signature et
of their proper officers                     fonction de leurs dirigeants
                                             regulierement designes.




GENTERRA INVESTMENT CORPORATION


Per:    /s/ Stan Abramowitz
        ---------------------------------
Title:  Stan Abramowitz - Secretary


MIRTRONICS INC.

Per:    /s/ Stan Abramowitz
        ---------------------------------
Title:  Stan Abramowitz - Secretary

                                  Schedule "A"

                             STATEMENT OF DIRECTOR


I, STAN ABRAMOWITZ, state that:

1. I am Secretary of Genterra Investment Corporation one of the amalgamating corporations (hereinafter called the "Corporation").

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

     (a) the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  no creditor of the corporation will be prejudiced by the amalgamation;

     (d) adequate notice has been given to all known creditors of the amalgamating corporations; and

     (e)  no creditor objects to the amalgamation.

DATED this 27th day of March, 2003.


                                                /s/ STAN ABRAMOWITZ
                                                Stan Abramowitz, Secretary

                                  Schedule "A"

                             STATEMENT OF DIRECTOR


I, STAN ABRAMOWITZ, state that:

1. I am Secretary of Mirtronics Inc. one of the amalgamating corporations (hereinafter called the "Corporation").

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

     (a) the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  no creditor of the corporation will be prejudiced by the amalgamation;

     (d) adequate notice has been given to all known creditors of the amalgamating corporations; and

     (e)  no creditor objects to the amalgamation.

DATED this 27th day of March, 2003.


                                                /s/ STAN ABRAMOWITZ
                                                Stan Abramowitz, Secretary